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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Cypress Semiconductor Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF CONSENT SOLICITATION

February 28, 2017

Dear Stockholders:

The Board of Directors of Cypress Semiconductor Corporation ("Cypress," the "Company," "we," "us" or "our") is writing to solicit your consents on behalf of the Company to approve an amendment to the Company's Second Restated Certificate of Incorporation (the "Certificate of Incorporation") to eliminate cumulative voting in the election of directors, which the Board of Directors approved and declared advisable at a meeting on February 16, 2017.

In order to save the expense associated with holding a special meeting of the Company's stockholders, the Board of Directors elected at its meeting on February 16, 2017 to obtain stockholder approval of the amendment described above by written consent pursuant to Section 228 of the Delaware General Corporation Law, rather than by calling a meeting of stockholders. This consent solicitation statement and enclosed written consent form are being sent to our stockholders on or about March 1, 2017.

Our Board of Directors unanimously recommends that you consent to the approval of the proposed amendment to the Certificate of Incorporation. Although our Board of Directors approved the proposed amendment to the Certificate of Incorporation at its meeting on February 16, 2017, the amendment must also be approved by a majority of our outstanding shares of common stock as of February 27, 2017, which the Board of Directors set as the record date for these consents. As a result, the amendment will be approved when we have received consents to the approval of the amendment from stockholders representing a majority of the shares of common stock outstanding on the record date. The Board of Directors determined that the consents must be received on or before March 24, 2017; however, this date may be extended by the Board of Directors in its sole discretion.

Your response is important regardless of the number of shares of stock that you hold. If you consent to the approval of the proposed amendment, please mark the "CONSENT" box on the enclosed written consent form to vote in favor of the proposed amendment. If you do not consent to the approval of the proposed amendment, please mark the "WITHHOLD CONSENT" box on the enclosed written consent form to vote against the proposed amendment. Please complete, date, sign and return your written consent form to our proxy solicitor, Okapi Partners LLC, by email at cyinfo@okapipartners.com, by facsimile at (212) 297-1710 or by mail at Okapi Partners LLC, 1212 Avenue of the Americas, 24th Floor, New York, New York 10036 by March 24, 2017. Abstentions, broker non-votes and failures to vote will have the same effect as withheld consents and will be treated as votes against the amendment.

Very truly yours,

Hassane El-Khoury President and Chief Executive Officer

This Consent Solicitation Statement and the accompanying written consent form are dated February 28, 2017, and are first being mailed or otherwise delivered to our stockholders on or about March 1, 2017.

Cypress Semiconductor Corporation

198 Champion Court
San Jose, California 95134

CONSENT SOLICITATION STATEMENT

February 28, 2017

GENERAL INFORMATION

Information Regarding Consents

This Consent Solicitation Statement is furnished in connection with the solicitation of stockholder consents by the Board of Directors of Cypress Semiconductor Corporation. References to "Cypress," the "Company," "we," "us" and "our" in this Consent Solicitation Statement mean Cypress Semiconductor Corporation. Our Board of Directors is soliciting these consents in lieu of a meeting of stockholders in order to obtain our stockholders' approval of the proposal of the following amendment to the Company's Second Restated Certificate of Incorporation (the "Certificate of Incorporation"), which the Company's Board of Directors approved and declared advisable at a meeting on February 16, 2017:

  •
  An amendment to our Certificate of Incorporation to eliminate cumulative voting in the election of directors.

The Board of Directors has also approved (i) an amendment to the Company's Amended and Restated Bylaws (the "Bylaws") to adopt a majority vote standard for the election of directors in uncontested elections and a plurality vote standard for the election of directors in contested elections, implement proxy access and eliminate certain duplicative cumulative voting procedures, and (ii) the adoption of a director resignation policy in connection with the majority voting Bylaw amendment, in each case to be effective following stockholder approval of the above proposal, as discussed below in the section titled "Proposal to Be Acted Upon By Stockholders—Summary of Bylaw Amendments and Corporate Governance Policy Changes."

We are incorporated in the State of Delaware and are therefore subject to Title 8 of the Delaware Code. Section 228 of the Delaware General Corporation Law permits our stockholders to take action without a meeting if the votes represented by consents in writing, setting forth the action so taken, represent a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereon. The Board of Directors determined on February 24, 2017 that the consents must be received on or before March 24, 2017; however, this date may be extended by the Board of Directors in its sole discretion. Accordingly, if we receive executed consents approving the above proposal from the holders of a majority of the outstanding shares of the Company's common stock on or before March 24, 2017 (unless the Board of Directors extends this date), the proposal set forth herein will be approved.

This Consent Solicitation Statement and the written consent form are available electronically at www.okapivote.com/cypress.

Voting and Revocability of Consents

All written consents that we receive, regardless of when dated, will be treated as expired unless valid, written and unrevoked consents constituting the necessary vote for approval of the proposal are received by us by March 24, 2017 (unless this date is extended by the Board of Directors). You may revoke your consent at any time, provided that we receive a written, signed and dated revocation before the earlier of (i) the date we receive valid, written and unrevoked consents constituting the necessary vote for approval of the proposal or (ii) March 24, 2017 (or, if this date is extended by the

Board of Directors, such later date). A revocation may be in any written form validly signed by you, as long as it clearly states that a consent previously given is no longer effective. The revocation should be sent to Okapi Partners LLC, 1212 Avenue of the Americas, 24th Floor, New York, New York 10036. Under Delaware law, no consent shall be effective to approve the amendment unless, within 60 days of the earliest dated consent delivered to the Company, written consents signed by the holders of a majority of the outstanding shares of our common stock are delivered to the Company.

We will pay the costs of soliciting these consents. In addition to solicitation by mail, our officers, directors and other regular employees, without additional compensation, may solicit consents personally, by facsimile, by email or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward consent soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

Solicitation of Consents

The Company has hired Okapi Partners LLC to assist in the Consent Solicitation for an approximate fee of $100,000. Other than such arrangement, the Company has no plans to make any arrangements and has no understanding with any other person regarding the solicitation of consents hereunder, and no person has been authorized by the Company to give any information or to make any representation in connection with this Consent Solicitation, other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized. In addition to solicitations by mail, consents may be solicited by directors, officers and other employees of the Company who will receive no additional compensation therefor.

Members of our management beneficially own shares of our common stock and intend to submit their consents "FOR" the Proposals. As a result, approximately 2,274,400 shares held, directly and/or beneficially, as of the record date by management and the board of directors will be voted in favor of the proposal, constituting less than 1% of our presently issued and outstanding common stock. See the section titled "Security Ownership of Certain Beneficial Owners and Management."

Record Date and Consent Rights

Only our stockholders of record as of the close of business on the record date, February 27, 2017, will be entitled to submit consents on the accompanying form. On that date, there were outstanding 327,921,607 shares of our common stock. Each share of common stock is entitled to one vote in the consent solicitation. Consents evidencing a majority of our outstanding shares of common stock are required in order to approve the proposal. To be counted toward the votes required for approval of the proposal, your consents must be delivered to us on or before March 24, 2017 (unless this date is extended by the Board of Directors). Under Delaware law and our charter documents, abstentions, broker non-votes and failures to vote will have the same effect as withheld consents and will be treated as votes against the amendment.

Interest of Directors and Executive Officers in the Proposal

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal that is not shared by all other stockholders.

Solicitation in Opposition at Annual Meeting

On January 19, 2017, the Company's former Chief Executive Officer and Director, T.J. Rodgers, made a demand pursuant to Section 220 of the Delaware General Corporation Law for the Company's books and records (the "Section 220 Demand"), and as disclosed in the Company's Current Report on Form 8-K filed with the SEC on February 17, 2017, Mr. Rodgers subsequently filed a lawsuit in connection with the Section 220 Demand and submitted nominations for two candidates for election to the Company's Board of Directors at the Company's 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting"). In an effort to avoid a costly proxy contest with Mr. Rodgers, the Company offered to expand the Board of Directors from seven to eight directors and appoint one of Mr. Rodgers' nominees to the Board of Directors, conditioned upon Mr. Rodgers' dismissing his lawsuit against the Company and entering into customary standstill and non-disparagement provisions. However, Mr. Rodgers rejected this proposal. After careful consideration, the Board of Directors has determined it is not in the best interests of the Company or its stockholders to add Mr. Rodgers' nominees under these terms and has rejected his demands.

Regarding Mr. Rodgers' lawsuit, the Company's independent directors and outside counsel reviewed his claims and determined that they are speculative and without merit. The Company is committed to best-in-class corporate governance practices and has clear policies in place at all levels of the Company to ensure that it takes the appropriate steps to guard against conflicts of interest.

While this Consent Solicitation Statement is not being furnished in connection with the election of directors at the 2017 Annual Meeting, it relates to voting policies which, if approved, would be effective for the election of directors at the 2017 Annual Meeting. Specifically, if the proposal to eliminate cumulative voting is approved by our stockholders, majority voting in uncontested elections, and plurality voting in contested elections, will apply. Accordingly, the ability of minority stockholders, like Mr. Rodgers, to elect nominees to the Board of Directors will be reduced.

PROPOSAL TO BE ACTED UPON BY STOCKHOLDERS

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO ELIMINATE
CUMULATIVE VOTING

The Board of Directors is proposing, for approval by our stockholders, an amendment to the Company's Certificate of Incorporation to eliminate cumulative voting in the election of directors. As discussed below, the Board of Directors believes that it is in the best interests of the Company and its stockholders to eliminate cumulative voting.

Summary of Amendment

Under Delaware law, stockholders do not have the right to vote their shares cumulatively in any election of directors unless a company's certificate of incorporation provides otherwise. Article VIII of our Certificate of Incorporation currently expressly authorizes cumulative voting in all director elections. Cumulative voting enables a stockholder to concentrate his or her voting power by allocating to one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares held by that stockholder, or to distribute those votes among two or more candidates. Consequently, a stockholder or group of stockholders holding a relatively small number of shares may be able to elect one or more directors by cumulating votes.

As amended, Article VIII would eliminate cumulative voting in all elections of directors. The text of Article VIII, as proposed to be amended, would read as follows (additions are indicated by underlining and deletions are indicated by strikeouts):

ARTICLE VIII

~~At all elections of directors of the corporation, each~~No holder of stock or of any class or classes or of any series thereof shall be entitled to cumulative voting rights as to any~~as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the~~ election of directors of the Corporation~~with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit~~.

Reasons for Amendment

The Board of Directors has determined that it is in the best interests of the Company and its stockholders to eliminate cumulative voting in all director elections for the following reasons:

  •
  Annual Elections.  Coupled with the annual election of directors, cumulative voting increases the chances that a minority stockholder could take disruptive actions in opposition to the wishes of the holders of a majority of the shares voting.

  •
  Majority Voting.  The Board of Directors has determined that cumulative voting is incompatible, and fundamentally at odds, with a majority vote standard because it allows relatively small stockholders to elect directors who are not supported by a majority of the Company's stockholder base. The Company and the Board of Directors believe that each director should represent the interests of all stockholders rather than the interests of a minority stockholder or a special constituency and that cumulative voting could lead to directors having improper incentives. The Board of Directors has approved an amendment to the Company's Bylaws to implement a majority voting standard for uncontested elections and a plurality voting standard for contested elections, and in connection therewith, the adoption of a director resignation policy, both of which will become effective following stockholder approval of this proposal. For a detailed description of the majority voting Bylaw amendments and the director resignation policy, see the section entitled "—Summary of Bylaw Amendments and Corporate Governance Policy Changes—Majority Voting" below.

  •
  Proxy Access.  The Board of Directors has also approved an amendment to the Bylaws to include a proxy access provision permitting stockholders to include stockholder-nominated director candidates in the Company's proxy materials, which amendment will become effective following stockholder approval of this proposal. When combined with this proxy access right, cumulative voting could produce adverse consequences. Cumulative voting increases the risk that minority stockholders with a small economic interest in the Company could take advantage of the proxy access right to elect directors who are unsupported by a large percentage of the Company's stockholders. Minority stockholders with special interests and goals inconsistent with those of the majority of stockholders could use the proxy access right coupled with cumulative voting to elect a director whose interests are in accord with the minority group responsible for his or her election, rather than with the Company and all of its stockholders. The election of such directors could result in partisanship and discord on the Board of Directors and may impair the ability of the Board to act in the best interests of the Company and all of its stockholders. For a detailed description of the proxy access Bylaw amendments, see the section entitled "—Summary of Bylaw Amendments and Corporate Governance Policy Changes—Proxy Access" below.

  •
  Prevailing Practice.  A system of one vote per share for each nominee is the prevailing election standard among large U.S. public companies, favored by a substantial majority of the companies in the S&P 500 and the Fortune 500. Very few publicly traded companies continue to provide for cumulative voting in their governing documents.

Accordingly, the Board of Directors unanimously views this proposal as an appropriate balancing measure in light of the annual elections of the Company's directors and the majority voting and proxy access provisions proposed to be included in the Company's Bylaws. On February 16, 2017, the Board of Directors adopted resolutions approving and declaring advisable the proposed amendment to the Certificate of Incorporation to eliminate cumulative voting in the election of directors and recommending that stockholders also approve the proposed amendment. The Board of Directors also adopted resolutions (i) amending the Bylaws to provide for majority voting in uncontested elections of directors, allow for stockholder "proxy access" and eliminate certain duplicative cumulative voting procedures and (ii) adopting a director resignation policy in connection with the proposed Bylaw amendment to implement majority voting in uncontested elections of directors, in each case to become effective following stockholder approval of this proposal. If stockholders approve this proposal, the amendment to the Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval, and the amendment to the Bylaws and the adoption of the director resignation policy will become effective immediately upon the filing of such certificate of amendment.

Summary of Bylaw Amendments and Corporate Governance Policy Changes

The Board of Directors has approved an amendment to the Bylaws to provide for majority voting in uncontested elections of directors, include stockholder "proxy access" provisions and eliminate certain duplicative cumulative voting procedures, to become effective after the stockholders approve the proposal to amend to the Company's Certificate of Incorporation to eliminate cumulative voting in the election of directors. In conjunction with the Bylaw amendments to implement majority voting in uncontested elections of directors, the Board of Directors has also approved the adoption of a Director Resignation Policy (the "Director Resignation Policy") for directors who fail to receive a majority vote in an uncontested election.

A summary of the proposed Bylaw amendments and the Director Resignation Policy is set forth below:

Majority Voting

  •
  Majority Voting.  The Board of Directors would amend Section 3.3 of the Bylaws to provide that in order for a director to be elected at the annual meeting in an uncontested election, a majority of the votes cast must be voted "for" the director. Abstentions and broker non-votes would not be considered votes cast. In an uncontested election, any incumbent director who receives a greater number of votes "against" than votes "for" his or her election must, under the proposed Director Resignation Policy, promptly tender his or her resignation to the Nominating and Corporate Governance Committee (the "Committee").

  •
  Committee Recommendation.  Under the proposed Director Resignation Policy, the Committee must then recommend to the Board of Directors, within 45 days after the election, whether to accept or reject the resignation. The director who tendered a resignation may not participate in this decision.

  •
  Publication of Decision.  Regardless of whether the Board of Directors accepts or rejects the resignation, the proposed Director Resignation Policy would require the Company to promptly file a Current Report on Form 8-K with the Securities and Exchange Commission (the "SEC") in which it publicly discloses and explains the Board of Directors' decision.

Proxy Access

  •
  Stockholder Eligibility to Nominate.  A new Section 2.16 is proposed to be added to the Bylaws to permit any stockholder, or group of up to twenty stockholders, owning 3% or more of the Company's outstanding common stock continuously for at least the previous three years to include director candidates that they nominated in the Company's annual meeting proxy materials.

  •
  Number of Stockholder-Nominated Candidates.  The maximum number of stockholder-nominated candidates would be equal to the greater of (i) two or (ii) 20% of the number of directors then serving on the Board of Directors. If 20% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%. Based on the Company's current Board size of 7 directors, the maximum number of proxy access candidates that the Company would be required to include in its proxy materials for an annual meeting is two. The number of permitted candidates would include nominees submitted under the proxy access procedures that were either later withdrawn or that the Board of Directors subsequently determined to include in that year's proxy materials as Board-nominated candidates. If the number of stockholder-nominated candidates exceeds 20%, each nominating stockholder would select one nominee for inclusion in the Company's proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of the Company's common stock held by each nominating stockholder or group of stockholders.

  •
  Nominating Procedure.  So that the Company has adequate time to assess stockholder-nominated candidates, requests to include nominated candidates in the Company's proxy materials must be received no later than the close of business on the 120th day, and no earlier than the close of business on the 150th day, prior to the first anniversary of the preceding year's annual meeting.

  •
  Information Required; Representations and Undertakings.  Each stockholder seeking to nominate a proxy access candidate would be required to provide certain information and make certain representations and undertakings at the time of nomination, including:

  o
  Proof that the stockholder has held the required number of shares for the requisite period;

    o
    The information required for stockholder nominations at annual meetings under the Company's advance notice Bylaw provisions, together with the written consent of the stockholder nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

    o
    A copy of the stockholder's Schedule 14N required to be filed with the SEC; and

    o
    Representations and undertakings regarding the stockholder's intent and compliance with applicable laws, including the lack of an intent to change or influence control at the Company and an undertaking to assume liability stemming from the information that the stockholder provides to the Company.

In addition, at the request of the Company, each stockholder nominee would be required to submit completed and signed questionnaires required of the Company's directors and officers and provide such additional information as necessary to permit the Board to determine if the stockholder nominee is independent under the listing standards of the principal U.S. exchange upon which the Company's common stock is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Company's directors.

  •
  Calculation of Ownership.  In order to ensure that the interests of stockholders seeking to include director nominees in the Company's proxy materials are aligned with the those of other stockholders, a stockholder seeking to nominate a proxy access candidate would be considered to own only the shares for which the stockholder possesses the full voting and investment rights pertaining to the shares and the full economic interest in (including the opportunity for profit and risk of loss on) the shares. Under this provision, borrowed or hedged shares would not count as "owned" shares, but shares that are loaned may count as owned shares so long as the stockholder has the power to recall such loaned shares on 5 business days' notice, and has recalled the loaned shares by the record date of the relevant annual meeting, and the stockholder holds the recalled shares through the date of the annual meeting of stockholders or any adjournment or postponement thereof. The Board of Directors would make conforming edits to Section 2.3 of the Bylaws so that a consistent definition of ownership is used with respect to the ability of stockholders to request a special meeting.

  •
  Independence of Stockholder Nominees.  A stockholder nominee would not be eligible for inclusion the Company's proxy materials if the Board of Directors determines that he or she is not independent under the listing standards of the principal U.S. exchange upon which the Company's common stock is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Company's directors.

  •
  Supporting Statement.  Stockholders would be permitted to include in the proxy statement a 500-word statement in support of their nominees.

  •
  Re-Nomination of Stockholder Nominees.  Stockholder nominees that are included in the Company's proxy materials but subsequently withdraw from, or become ineligible or unavailable for, election at the annual meeting, or that have not received at least 25% of the votes cast at the annual meeting would be ineligible to be a nominee for the next two annual meetings. In addition, the Company would not be required to include stockholder-nominated candidates in the proxy materials for any annual meeting for which any stockholder has already nominated a director for election pursuant to the advance notice Bylaw provisions.

  •
  Qualifications of Stockholder Nominees.  The Company would not be required to include any stockholder-nominated candidate in the proxy materials for any annual meeting, among other things: (i) if he or she has been an officer or director of, or is presently a nominee for director (or comparable position) at a competitor, as defined in Section 8 of the Clayton Antitrust Act of

    1914, within the past three years; (ii) if he or she is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years; or (iii) if the stockholder nominating such candidate has engaged in or is currently engaged in a, or has been or is a "participant" in another person's "solicitation" within the meaning of Rule 14a-1(l) under the Securities Exchange Act of 1934.

Elimination of Cumulative Voting

  •
  The Board of Directors would amend Section 2.9 of the Bylaws to eliminate duplicative cumulative voting procedures that are proposed to be eliminated in the Certificate of Incorporation. Section 2.9, as amended, would provide that except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

The general description of the proposed amendments to the Bylaws set forth above is qualified in its entirety by reference to the text of the proposed amendments, which is attached as Annex A to these consent solicitation materials.

No Rights of Appraisal

Under applicable Delaware corporation law, our non-consenting stockholders are not entitled to appraisal rights with respect to the amendment, and we will not independently provide our stockholders with any such right.

Vote Required

Approval of the amendment to the Certificate of Incorporation to eliminate cumulative voting requires the affirmative vote of a majority of the outstanding shares of the Company's common stock entitled to be voted on the proposal.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends a vote FOR approval of the amendment of the Certificate of Incorporation to eliminate cumulative voting in the election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the Company's common stock beneficially owned as of February 23, 2017 (which includes any equity shares that will vest within 60 days thereof) as well as those shares that were actually owned as of February 23, 2017 for:

  •
  each of our directors and director nominees;

  •
  our chief executive officer, our chief financial officer and each of the other individuals who met the requirements of a named executive officer as of fiscal year-end (the "named executive officers");

  •
  all individuals who serve as directors or executive officers as of February 23, 2017 as a group; and

  •
  each person (including any "group" as that term is used in Rule 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known by us to own beneficially more than 5% of our common stock as of the date identified on their Schedule 13G or 13D filing.

Unless otherwise indicated, all persons named as beneficial owners of the Company's common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. In addition, unless otherwise indicated and except for Mr. Rodgers, the address for each person named below is c/o Cypress Semiconductor Corporation, 198 Champion Court, San Jose, CA 95134.

Directors, Officers and 5% Stockholders	Shares Beneficially Owned(1)	Percent*	Shares Owned Outright(2)
Directors
W. Steve Albrecht(3)	163,280	*	163,280
Eric A. Benhamou(4)	168,538	*	168,538
Oh Chul Kwon(5)	48,759	*	45,039
Wilbert van den Hoek(6)	88,702	*	88,702
Michael S. Wishart(7)	108,195	*	70,077
Named Executive Officers
H. Raymond Bingham(8)	332,071	*	144,076
Hassane El-Khoury(9)	412,567	*	300,079
Dana C. Nazarian(10)	607,371	*	508,371
Joseph Rauschmayer(11)	306,245	*	151,256
T.J. Rodgers(12)	10,632,234	2.9%	10,632,234
Thad Trent(13)	344,917	*	205,115
All directors and executive officers of the Company as of February 23, 2017 as a group(14)	2,274,400	*	1,693,277
5% Stockholders
BlackRock, Inc.(15)	25,406,494	7.9%	—
55 East 52nd Street
New York, NY 10055
The Vanguard Group(16)	28,645,862	8.9%	—
100 Vanguard Blvd.
Malvern, PA 19355
Three Bays Capital LP(17)	15,187,421	4.8%	—
222 Berkeley St.
Boston, MA 02116
Waddell & Reed, Inc.(18)	18,174,731	5.4%	—
6300 Lamar Avenue
Overland Park, KS 66202

*
Less than 0.5%. See footnotes on the next page.

(1)
For each person and group included in this column excluding those companies listed under the 5% Stockholders heading, beneficially owned shares includes the number of shares of common stock that such person or group had the right to acquire within 60 days after February 23, 2017.

(2)
For each person and group included in this column excluding those companies listed under the 5% Stockholders heading, shares owned by such person or group excludes the number of shares of common stock that such person or group had the right to acquire within 60 days after February 23, 2017.

(3)
Shares Beneficially Owned and Shares Owned Outright both include 163,280 shares of common stock held directly by Mr. Albrecht.

(4)
Shares Beneficially Owned and Shares Owned Outright both include 168,538 shares of common stock held directly by Mr. Benhamou.

(5)
Shares Beneficially Owned includes 45,039 shares of common stock held directly by Mr. Kwon and a restricted stock unit (RSU) grant for 3,720 shares. Shares Owned Outright includes 45,039 shares of common stock held directly by Mr. Kwon and excludes an RSU grant for 3,720 shares.

(6)
Shares Beneficially Owned and Shares Owned Outright both include 88,669 shares of common stock held directly by Mr. van den Hoek and 33 shares of common stock held indirectly by Mr. van den Hoek.

(7)
Shares Beneficially Owned includes 70,077 shares of common stock held directly by Mr. Wishart, an option to purchase 34,398 shares of common stock and an RSU grant for 3,720 shares. Shares Owned Outright includes 70,077 shares of common stock held directly by Mr. Wishart, and excludes an option to purchase 34,398 shares of common stock and an RSU grant for 3,720 shares.

(8)
Shares Beneficially Owned includes 73,440 shares of common stock held directly by Mr. Bingham and the Raymond and Kristin Bingham Revocable Trust, and 70,636 shares of common stock held indirectly by Bingham Investments L.P., an option to purchase 184,275 shares of common stock and an RSU grant for 3,720 shares. Shares Owned Outright includes 73,440 shares of common stock held directly by Mr. Bingham and the Raymond and Kristin Bingham Revocable Trust and 70,636 shares of common stock held indirectly by Bingham Investments L.P., and excludes an option to purchase 184,275 shares of common stock and an RSU grant for 3,720 shares.

(9)
Shares Beneficially Owned includes 300,079 shares of common stock held directly by Mr. El-Khoury, options to purchase 13,488 shares of common stock and performance stock unit (PSU) grants for 99,000 shares. Shares Owned Outright includes 300,079 shares of common stock held directly by Mr. El-Khoury, and excludes options to purchase 13,488 shares of common stock and PSU grants for 99,000 shares.

(10)
Shares Beneficially Owned includes 508,371 shares of common stock held directly by Mr. Nazarian and PSU grants for 99,000 shares. Shares Owned Outright includes 508,371 shares of common stock held directly by Mr. Nazarian and excludes PSU grants for 99,000 shares.

(11)
Shares Beneficially Owned includes 151,256 shares of common stock held directly by Mr. Rauschmayer, options to purchase 55,989 shares of common stock and PSU grants for 99,000 shares. Shares Owned Outright includes 151,256 shares of common stock held directly by Mr. Rauschmayer, and excludes options to purchase 55,989 shares of common stock and PSU grants for 99,000 shares.

(12)
Shares Beneficially Owned and Shares Owned Outright both include 10,112,234 shares of common stock held directly by Mr. Rodgers and 520,000 shares held indirectly. Based on information previously provided by Mr. Rodgers and used for purposes of the Company's proxy statement for the 2016 annual meeting of stockholders, Shares Owned Outright may include shares that are pledged pursuant to a margin account, loan or otherwise. Except for the information regarding shares that may be pledged, the information in this footnote 12 is based on Mr. Rodgers' most recent Form 4, filed with the SEC on June 28, 2016.

(13)
Shares Beneficially Owned includes 205,115 shares of common stock held directly by Mr. Trent, options to purchase 46,802 shares of common stock and PSU grants for 93,000 shares. Shares Owned Outright includes 205,115 shares of common stock held directly by Mr. Trent, and excludes options to purchase 46,802 shares of common stock and PSU grants for 93,000 shares.

(14)
Shares Beneficially Owned includes 1,693,277 shares of common stock held directly or indirectly by our directors, executive officers, and their family members and includes options to purchase 278,963 shares of common stock, RSU grants for 11,160 shares and PSU grants for 291,000 shares. Shares Owned Outright includes 1,693,277 shares of common stock held directly or indirectly by our directors, executive officers, and their family members, and excludes options to purchase 278,963 shares of common stock, RSU grants for 11,160 shares and PSU grants for 291,000 shares.

(15)
The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A filed with the SEC on January 23, 2017. BlackRock, Inc. has sole voting power with respect to 24,272,994 shares and sole dispositive power with respect to 25,406,494 shares of common stock.

(16)
The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A filed with the SEC on February 9, 2017. The Vanguard Group has sole voting power with respect to 190,189 shares and sole dispositive power with respect to 28,436,360 shares of common stock.

(17)
The ownership information set forth in the table is based on information contained in a statement on Schedule 13D/A filed with the SEC on December 14, 2016. Three Bays Capital LP has sole voting power and sole dispositive power with respect to 15,187,421 shares of common stock.

(18)
The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A filed with the SEC on February 14, 2017. Waddell & Reed Financial, Inc. has indirect sole voting power and indirect sole dispositive power with respect to 17,412,071 shares of common stock. Waddell & Reed Financial Services, Inc. and Waddell & Reed, Inc. each have indirect sole voting power and indirect sole dispositive power with respect to 6,594,931 shares of common stock. Waddell & Reed Investment Management Company has direct sole voting power and direct sole dispositive power with respect to 6,594,931 shares of common stock. Ivy Investment Management Company has direct sole voting power and direct sole dispositive power with respect to 10,817,140 shares of common stock.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2017 ANNUAL MEETING OF
STOCKHOLDERS

Inclusion of Proposals in Our Proxy Statement and Proxy Card Under the SEC's Rules

The time for the Company's stockholders to submit proposals for inclusion in the Company's proxy statement for the 2017 Annual Meeting in accordance with the standards contained in SEC Rule 14a-8 has passed. Accordingly, no new stockholder proposals may be submitted to the Company for inclusion in the Company's proxy statement for the 2017 Annual Meeting.

Bylaw Requirements for Stockholder Submission of Nominations and Proposals

A stockholder recommendation for nomination of a person for election to our Board of Directors or a proposal for consideration at our 2017 Annual Meeting, other than stockholder proposals submitted pursuant to the SEC's Rule 14a-8, must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws. These requirements are separate from the requirements discussed above to have the stockholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC's rules. The item to be brought before the meeting must be a proper subject for stockholder action. The time for the Company's stockholders to submit nominations or proposals for consideration at our 2017 Annual Meeting in accordance with the Company's Bylaws has passed. As discussed above in the section titled "General Information—Solicitation in Opposition at Annual Meeting," the Company's former Chief Executive Officer and Director, T.J. Rodgers, has submitted nominations for two candidates for election to the Company's Board of Directors at the Company's 2017 Annual Meeting. However, no new stockholder nominations or proposals may be submitted to the Company to be brought before its 2017 Annual Meeting.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2018 ANNUAL MEETING OF
STOCKHOLDERS

Inclusion of Proposals in Our Proxy Statement and Proxy Card Under the SEC's Rules

Any proposal of a stockholder intended to be included in our proxy statement and form of proxy/voting instruction card for the 2018 annual meeting of stockholders pursuant to Rule 14a-8 of the SEC's rules must be received by us no later than November 24, 2017 (assuming the proxy statement for the 2017 Annual Meeting will be released to stockholders on March 24, 2017). An updated deadline will be included in the Company's proxy statement for the 2017 Annual Meeting based on the actual release date of such proxy statement. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. All proposals should be addressed to the Corporate Secretary of the Company, Pamela Tondreau, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134.

Bylaw Requirements for Stockholder Submission of Nominations and Proposals

A stockholder recommendation for nomination of a person for election to our board or a proposal for consideration at our 2018 annual meeting of stockholders, other than stockholder proposals submitted pursuant to the SEC's Rule 14a-8, must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws. These requirements are separate from the requirements discussed above to have the stockholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC's rules. The item to be brought before the meeting must be a proper subject for stockholder action. Assuming that proxy materials for the 2017 Annual Meeting will be mailed on March 24, 2017, our Bylaws require that the proposal or recommendation for nomination must be received by our Secretary at the above address no later than February 7, 2018, unless the date of our 2018 annual meeting of stockholders is more than

30 days before or more than 60 days after the anniversary of the 2017 Annual Meeting, in which case notice by the stockholder to be timely must be so received not later than the later of the close of business 90 days prior to such annual meeting or the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made. An updated deadline will be included in the Company's proxy statement for the 2017 Annual Meeting based on the actual release date of such proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov. You may also access the SEC filings and obtain other information about Cypress through our website, which is www.cypress.com.

We will provide a copy of our Annual Report on Form 10-K for the fiscal year ended January 3, 2016 to any person, without charge, upon request. Requests for a copy of the Annual Report may be made by contacting the Secretary of the Company at the address or telephone number set forth below:

Cypress Semiconductor Corporation
198 Champion Court
San Jose, California 95134
Attention: Pamela Tondreau, Corporate Secretary
Telephone: (408) 943-2600

The Annual Report on Form 10-K is not part of the consent solicitation materials.

 STOCKHOLDERS SHARING AN ADDRESS

The Company will deliver only one Consent Solicitation Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Consent Solicitation Statement to a stockholder at a shared address to which a single copy of the Consent Solicitation Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Consent Solicitation Statement by contacting the Company's proxy solicitor, Okapi Partners LLC, at the address or telephone number set forth below:

Okapi Partners LLC
1212 Avenue of the Americas
24th Floor
New York, New York 10036
Telephone: (212) 297-0720
Toll-Free: (877) 285-5990
Email: cyinfo@okapipartners.com

A stockholder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Consent Solicitation Statements, information statements, proxy statements and annual reports.

Annex A

Amendments to Cypress Semiconductor's Amended and Restated Bylaws

(Additions are indicated by underlining and deletions are indicated by strikeouts)

2.3   SPECIAL MEETING

        A special meeting of the stockholders may be called at any time by the Board of Directors, or by the chairman of the Board, or by the president, or by one or more stockholders ~~holding~~ owning shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

        For purposes of this Section 2.3, a stockholder shall be deemed to "own" only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder's or affiliates' full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall "own" shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder's ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder or has loaned such shares so long as the stockholder has the power to recall such loaned shares on five (5) business days' notice, and has recalled the loaned shares by the record date of the relevant special meeting, and the stockholder holds the recalled shares through the date of the special meeting of stockholders or any adjournment or postponement thereof. The terms "owned," "owning" and other variations of the word "own" shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are "owned" for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 2.3, the term "affiliate" or "affiliates" shall have the meaning ascribed to such term under the 1934 Act.

        If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the Board, the president, or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5, that a meeting will be held at the time requested by the person or persons who called the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

2.9   VOTING

        The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

        The stockholders' vote may be by voice vote, by electronic or other wireless vote, or in writing.

        Except ~~as provided in the last paragraph of this Section 2.9 or~~ as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

        ~~At a stockholders' meeting at which directors are to be elected, each stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast) if the candidates names have been properly placed in nomination (in accordance with these Bylaws). Each holder of stock, or of any class or classes or of a series or series thereof, who elects to cumulate votes shall be entitled to as many votes as equals the number of votes which (absent this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit.~~

        Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors and plurality voting applies, may vote them against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares which the stockholder is entitled to vote.

        ~~For all matters other than the election of directors, e~~Except as otherwise provided by the express provisions of the law of the state of Delaware, the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority of shares present in person or represented by proxy at any meeting at which a quorum is present shall be the act of the stockholders and shall be valid and binding upon the corporation.

2.15 ADVANCE NOTICE PROCEDURES

        (a)   At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation's proxy materials with respect to such meeting, (B) by or at the direction of the Board of Directors, or (C) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.15(a). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. For the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

            (i)  To comply with clause (C) of Section 2.15(a) above, a stockholder's notice must set forth all information required under this Section 2.15(a) and must be timely received by the secretary of the corporation. To be timely, a stockholder's notice must be received by the secretary at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year's annual meeting, then notice by the stockholder to be timely must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting, or (y) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described in this Section 2.15(a)(i) "Public Announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the "Commission") pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the "1934 Act").

           (ii)  To be in proper written form, a stockholder's notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the stockholders and the reasons for conducting such business, (2) the name and address, as they appear on the corporation's books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to or manage risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a "Business Solicitation Statement"). In addition, to be in proper written form, a stockholder's notice to the secretary must be supplemented not later than ten days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date. For purposes of this Section 2.15, Section 2.3 and Section 2.11, a "Stockholder Associated Person" of any stockholder shall mean (x) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (y) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made and (z) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (x) and (y).

          (iii)  Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.15(a) and, if applicable, Section 2.15(b). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.15(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

        (b)   Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in either this Section 2.15(b) or Section 2.16 shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the Board of Directors of the corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors, ~~or~~ (B) by a stockholder of the corporation who (1) was a stockholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.15(b), or (C) in the case of an annual meeting, by an Eligible Stockholder (as defined in Section 2.16(a)) who complies with the procedures set forth in Section 2.16. In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

            (i)  To comply with clause (B) of Section 2.15(b) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.15(b) and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time and in accordance with the final three sentences of Section 2.15(a)(i) above. Notwithstanding the foregoing, to be timely, a stockholder's notice of a nomination in accordance with the procedures set forth in Section 2.16 must be received by the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the preceding year's annual meeting.

           (ii)  To be in proper written form, such stockholder's notice to the secretary must set forth:

            (A)  as to each person (a "nominee") whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of the nominee, (2) the principal occupation or employment of the nominee, (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (5) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (6) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, and (7) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

            (B)  as to such stockholder giving notice, (1) the information required to be provided pursuant to clauses 2 through 5 of Section 2.15(a)(ii) above, and the supplement referenced in the second sentence of Section 2.15(a)(ii) above (except that the references to "business" in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (2) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation's voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (1) and (2) above, a "Nominee Solicitation Statement").

          (iii)  At the request of the Board of Directors, any person nominated by a stockholder for election as a director must furnish to the secretary of the corporation (1) that information required to be set forth in the stockholder's notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person's nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder's nomination shall not be considered in proper form pursuant to this Section 2.15(b).

          (iv)  Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.15(b) or Section 2.16. In addition, a nominee nominated by a stockholder pursuant to clause (B) of the second sentence of Section 2.15(b) above shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

        (c)   For a special meeting of stockholders at which directors are to be elected pursuant to Section 2.3, nominations of persons for election to the Board of Directors shall be made only (1) by or at the direction of the Board of Directors or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 2.15(b)(ii) and (iii) above. To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Additionally, if a stockholder who calls a special meeting pursuant to Section 2.3 provides the information required by this Section 2.15 regarding the nomination of a person for election to the Board of Directors in the written request for a special meeting required by Section 2.3, such notice will be considered timely for purposes of this Section 2.15(c). A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.15(c). In addition, a nominee nominated by a stockholder in accordance with clause (2) of the first sentence of this Section 2.15(c) shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

        (d)   In addition to the foregoing provisions of this Section 2.15, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.15, including, with respect to business such stockholder intends to bring before a meeting that involves a proposal that such stockholder requests to be included in the corporation's proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in this Section 2.15 shall be deemed to affect any right of the corporation to omit a proposal from the corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

2.16 PROXY ACCESS FOR DIRECTOR NOMINATIONS

        (a)   Subject to the provisions of this Section 2.16, the corporation shall include in its proxy materials for an annual meeting of stockholders the name, together with the Required Information (defined below), of any person nominated for election (the "Stockholder Nominee") to the Board of Directors by a stockholder that satisfies, or by a group of no more than twenty (20) stockholders (provided that a group of investment funds that are part of the same Qualifying Fund Group (as defined below) shall be treated as one stockholder) that satisfy, the requirements of this Section 2.16 (such individual or group, including as the context requires, each member thereof, being hereinafter referred to as the "Eligible Stockholder"), and who expressly elects at the time of providing the notice required by this Section 2.16 to have its nominee included in the corporation's proxy materials pursuant to this Section 2.16. For purposes of this Section 2.16, the "Required Information" that the corporation will include in its proxy statement is (i) the information concerning each Stockholder Nominee and Eligible Stockholder that is required to be disclosed in the corporation's proxy statement by the regulations promulgated under the 1934 Act; and (ii) if the Eligible Stockholder so elects, a Statement (defined below). "Qualifying Fund Group" means two (2) or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a "group of investment companies" as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Corporation Act of 1940, as amended.

        (b)   The number of Stockholder Nominees appearing in the corporation's proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 2.16 may be delivered pursuant to this Section 2.16, or if such amount is not a whole number, the closest whole number below twenty percent (20%). In the event that one or more vacancies for any reason occurs on the Board of Directors after the last day on which a nomination may be delivered pursuant to and in accordance with this Section 2.16 with respect to such annual meeting, but before the date of such annual meeting, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees that may be included in the corporation's proxy materials pursuant to this Section 2.16 shall be calculated based on the number of directors in office as so reduced. In addition, the maximum number of Stockholder Nominees that may be included in the corporation's proxy materials pursuant to this Section 2.16 shall be reduced by (i) the number of individuals who will be included in the corporation's proxy materials as nominees recommended by the Board of Directors pursuant to or whom were first nominated pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the corporation by such stockholder or group of stockholders) and (ii) the number of directors in office as of the last day on which a nomination may be delivered pursuant to and in accordance with this Section 2.16 with respect to such annual meeting who were included in the corporation's proxy materials as Stockholder Nominees for any of the two (2) preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors. For purposes of determining when this maximum number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the corporation's proxy materials pursuant to this Section 2.16 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.16 exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the corporation's proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the corporation's common stock each Eligible Stockholder disclosed as owned in the written notice of the nomination submitted to the corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.16 (i) thereafter withdraws from the election (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (ii) thereafter is not submitted for director election for any reason (including the Eligible Stockholder's or Stockholder Nominee's failure to comply with this Section 2.16), no other nominee or nominees shall be included in the Proxy Materials or otherwise submitted for director election pursuant to this Section 2.16. Notwithstanding anything to the contrary contained in this Section 2.16, the corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 2.16 for any meeting of stockholders for which the secretary of the corporation receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to clause (B) of Section 2.15(b).

        (c)   For purposes of this Section 2.16, an Eligible Stockholder shall be deemed to "own" only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder's or affiliates' full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall "own" shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder's ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder or has loaned such shares so long as the stockholder has the power to recall such loaned shares on five (5) business days' notice, and has recalled the loaned shares by the record date of the relevant annual meeting, and the stockholder holds the recalled shares through the date of the annual meeting of stockholders or any adjournment or postponement thereof. The terms "owned," "owning" and other variations of the word "own" shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are "owned" for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 2.16, the term "affiliate" or "affiliates" shall have the meaning ascribed to such term under the 1934 Act.

        (d)   An Eligible Stockholder must have owned (as defined above) three percent (3%) or more of the corporation's outstanding common stock continuously for at least three (3) years (the "Required Shares") as of both the date the written notice of the nomination is delivered to or mailed and received by the corporation in accordance with Section 2.15 of these Bylaws and the record date for determining stockholders entitled to vote at the annual meeting.

        (e)   Whenever the Eligible Stockholder consists of a group of more than one stockholder (including a group of funds that are part of the same Qualifying Fund Group), (i) each provision in this Section 2.16 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has continuously owned (as defined in Section 2.16(c) of these Bylaws) during the minimum holding period set forth in Section 2.16(d) hereof in order to meet the three percent (3%) ownership requirement of the "Required Shares" definition), and (ii) a breach of any obligation, agreement or representation under this Section 2.16 by any member of such group shall be deemed a breach by the Eligible Stockholder. Whenever the Eligible Stockholder consists of a group of stockholders aggregating their shareholdings in order to meet the three percent (3%) ownership requirement of the "Required Shares" definition, such ownership shall be determined by aggregating the lowest number of shares continuously owned (as defined in Section 2.16(c) of these Bylaws) by each such stockholder during the minimum holding period set forth in Section 2.16(d) of these Bylaws. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting. For the avoidance of doubt, a stockholder may withdraw from a group of stockholders at any time prior to the annual meeting of stockholders or any adjournment or postponement thereof. If, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, then all nominations by such Eligible Stockholder shall be disregarded.

        (f)    Within the time period specified in Section 2.15(b)(i) of these Bylaws for providing notice of a nomination in accordance with the procedures set forth in this Section 2.16, an Eligible Stockholder must provide the following information in writing to the secretary of the corporation:

            (i)  a statement by the Eligible Stockholder (A) setting forth and certifying as to the number of shares it owns and has owned continuously throughout the period specified in Section 2.16(d), (B) agreeing to continue to own the Required Shares through the date of annual meeting and (C) indicating whether it intends to continue to own the Required Shares for at least one (1) year following the annual meeting;

           (ii)  one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Stockholder's agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder's continuous ownership of the Required Shares through the record date;

          (iii)  the information, representations, agreements and other documents (including with respect to the Stockholder Nominees of such Eligible Stockholder) that would be required to be set forth in or included with the stockholder's notice of nomination pursuant to Section 2.15(b) of these Bylaws, together with the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

          (iv)  a copy of the Schedule 14N that has been filed with the Commission as required by Rule 14a-18 under the 1934 Act, as such rule may be amended;

           (v)  a representation and agreement that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee being nominated pursuant to this Section 2.16, (C) has not engaged and will not engage in, and has not and will not be a "participant" in another person's, "solicitation" within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, (D) has not distributed and will not distribute to any stockholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation, (E) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation, (F) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation, (G) will comply with all of the corporation's corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing agreement, (H) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, and (I) has provided and will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

          (vi)  an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder's communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.16 or any solicitation or other activity in connection therewith and (C) file with the Commission any solicitation or other communication with the stockholders of the corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the 1934 Act;

         (vii)  in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, (A) the designation by all group members of one member of the group for purposes of receiving communications, notices and inquiries from the corporation and otherwise authorizing such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.16 (including withdrawal of the nomination), and (B) a statement, for each group member, of the lowest number of shares continuously owned (as defined in Section 2.16(c) hereof) by such group member during the minimum holding period set forth in Section 2.16(d) hereof; and

        (viii)  in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders in which two (2) or more funds are intended to be treated as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

        (g)   The Eligible Stockholder may provide to the secretary of the corporation, at the time the information required by this Section 2.16 is provided, a written statement for inclusion in the corporation's proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the Stockholder Nominee's candidacy (the "Statement"). Only one (1) Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 2.16, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes would violate any applicable law or regulation. Nothing in this Section 2.16 shall limit the corporation's ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

        (h)   At the request of the corporation, the Stockholder Nominee must promptly, but in any event within five (5) business days after such request, submit all completed and signed questionnaires required of the corporation's directors and officers and provide the corporation with such other information as it shall reasonably request. In addition to the information required or requested pursuant to Section 2.16(f) of these Bylaws or any other provision of these Bylaws, (i) the corporation may require any proposed Stockholder Nominee to furnish any other information (A) that may reasonably be requested by the corporation to determine whether the Stockholder Nominee would be independent under the listing standards of the principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation's directors (the "Applicable Independence Standards"), (B) that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the corporation to determine the eligibility of such Stockholder Nominee to be included in the corporation's proxy materials pursuant to this Section 2.16 or to serve as a director of the corporation, and (ii) the corporation may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the corporation to verify the Eligible Stockholder's continuous ownership of the Required Shares throughout the minimum holding period set forth in Section 2.16(d) hereof and through the date of the annual meeting.

        (i)    In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the corporation or its stockholders is not, when provided, or thereafter ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the corporation of any such defect and of the information that is required to correct any such defect. Without limiting the foregoing, an Eligible Stockholder shall provide immediate notice to the corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting. In addition, any person providing any information to the corporation pursuant to this Section 2.16(i) shall further update and supplement such information, if necessary, so that all information provided (or required to be provided) pursuant to this Section 2.16 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting of stockholders, and such update and supplement shall be delivered to or be mailed and received by the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting of stockholders. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 2.16(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 2.16).

        (j)    Notwithstanding anything to the contrary contained in this Section 2.16, the corporation shall not be required to include, pursuant to this Section 2.16, any Stockholder Nominee in the proxy materials for any annual meeting of stockholders:

            (i)  if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in a, or has been or is a "participant" in another person's, "solicitation" within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

           (ii)  who is not independent under the Applicable Independence Standards, as determined by the Board of Directors;

          (iii)  whose election as a member of the Board of Directors would cause the corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal exchange upon which the corporation's common stock is traded, or any applicable law, rule or regulation;

          (iv)  who is or has been, within the past three (3) years, an officer or director of, or is presently a nominee for director (or comparable position) at, a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

           (v)  who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;

          (vi)  who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; or

         (vii)  if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors or any committee thereof.

        (k)   Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 2.16 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the corporation's proxy materials pursuant to this Section 2.16, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors (or any duly authorized committee thereof) or the chairman of the annual meeting, (A) the corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (C) the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.

        (l)    Any Stockholder Nominee who is included in the corporation's proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee's election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.16 for the next two (2) annual meetings of stockholders.

        (m)  The Board of Directors (or a duly authorized committee thereof) shall have the exclusive power and authority to interpret the provisions of this Section 2.16 and make all determinations deemed necessary or advisable in connection with Section 2.16. All such actions, interpretations and determinations that are done or made by the Board of Directors (or a duly authorized committee thereof) shall be final, conclusive and binding on the corporation, the stockholders and all other parties. For the avoidance of doubt, this Section 2.16 shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with clause (B) of Section 2.15(b) of these Bylaws. However, this Section 2.16 is the exclusive method for stockholders to include nominees for director in the corporation's proxy materials.

3.3   ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

        Except as provided in Section 3.4 of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Elections of directors need not be by written ballot.

        Each director shall be elected by the vote of the majority of the votes cast with respect to the nominee at any meeting for the election of directors at which a quorum is present, provided, however, that the directors shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors and cast in the election of directors at any meeting of stockholders for which (i) the secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice or proxy access requirements for stockholder nominees for director set forth in Sections 2.15 or 2.16 of these Bylaws, respectively, and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders. For purposes of this Section 3.3, a majority of the votes cast means that the number of shares voted "for" a nominee must exceed the votes cast "against" such nominee's election.

Cypress Semiconductor Corporation 198 Champion Court San Jose, California 95134 CONSENT OF STOCKHOLDERS IN LIEU OF A MEETING This consent must be returned by March 24, 2017 (unless extended by the Board of Directors in its sole discretion). This consent is solicited on behalf of the Board of Directors. Please mark your vote in blue or black ink as shown here. Please mark, sign, date and return the consent promptly by electronic mail (in PDF), by facsimile or by mail to: Okapi Partners LLC Email: cyinfo@okapipartners.com Facsimile: (212) 297-1710 Address: 1212 Avenue of the Americas, 24th Floor, New York, New York 10036 The undersigned stockholder of Cypress Semiconductor Corporation, a Delaware corporation (the “Company“), acting pursuant to Section 228 of the Delaware General Corporation Law, as amended, hereby acts as follows on the proposal set forth below: 1. A proposal to amend the Company’s Second Restated Certificate of Incorporation to eliminate cumulative voting in the election of directors. CONSENT WITHHOLD CONSENT ABSTAIN The stockholders’ approval of the above proposal pursuant to this consent will be effective when sufficient consents are received by the Company to approve the proposed amendment to the Company’s Second Restated Certificate of lncorporation. This consent may not be revoked after such effectiveness. Print Name of Stockholder Signature of Stockholder Date Print Name of Stockholder Signature of Stockholder Date Note: Please sign exactly as your name(s) appears on this consent. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a corporation, please sign in the corporation’s full corporate name by a duly authorized officer, giving his/her full title as such. If the signer is a partnership, please sign in the partnership’s name by an authorized person.